EXHIBIT 10.27

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

MANUFACTURING AND SERVICES AGREEMENT

THIS MANUFACTURING AND SERVICES AGREEMENT (this “Agreement”) is made and entered into as of December 30, 2016 (the “Effective Date”), by and between Paratek Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, with an address at 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116, United States (“Paratek”), on the one hand, and Almac Pharma Services Limited, a company organized and existing under the laws of Northern Ireland with an address at Almac House, 20 Seagoe Industrial Estate, Craigavon, Northern Ireland, BT63 5QD (“Almac”), on the other hand. Paratek and Almac are collectively referred to herein as the “Parties”, and each, a “Party”.

RECITALS

WHEREAS, Almac is experienced in the manufacture and packaging of finished drug products in the antibiotic field;

WHEREAS, Almac has the capability to manufacture Omadacycline oral solid dosage tablets in bulk form meeting the Specifications (as defined below) (the “Product”);

WHEREAS, Paratek intends to develop, market and sell Paratek Products (as defined below), including the Product; and

WHEREAS, Paratek desires to have Almac manufacture the Product for Paratek and Almac desires to do so all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.	DEFINITIONS

1.1 Definitions. As used in this Agreement, the following capitalized terms have the meanings indicated below:

1.1.1 “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with that Person at any time during the period for which the determination of affiliation is being made. The term “control” (including, with correlative meaning, the terms “controlling”, “controlled by” and “under common control with”), as used in this Section 1.1.1 with respect to any Person, means the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

1.1.2 “Agreement” has the meaning set forth in the preamble hereto.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.3 “Almac” has the meaning set forth in the preamble hereto.

1.1.4 “Almac Improvement” means any Invention that [* * *].

1.1.5 “Almac Representatives” has the meaning set forth in Section 13.1.2.

1.1.6 “Almac Technology” means (a) all intellectual property and embodiments thereof, including any Inventions, owned by Almac or its Affiliates as of the date hereof that are not Paratek Technology or Joint Technology and (b) the Almac Improvements.

1.1.7 “Applicable Laws” has the meaning set forth in Section 8.1.

1.1.8 “Backup Supplier” has the meaning set forth in Section 5.2.

1.1.9 “Batch” means, at any given time, a discrete output or isolation from a set of unit operations described in the then-current batch record instructions for the Product. The batch size for the Product shall be related to the capacity of a given equipment train and is dependent on the maximum utilization of the bottle-neck reactor or vessel. As of the Effective Date, a Batch of the Product is a [* * *] blend, which batch size may be modified from time to time.

1.1.10 “Business Day” means a day on which banking institutions in Boston, Massachusetts and Northern Ireland are open for business.

1.1.11 “Calendar Quarter” means, with respect to any given Calendar Year, the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first complete Calendar Quarter thereafter and (b) the last Calendar Quarter of the Term shall end upon the effective date of expiration or termination of this Agreement.

1.1.12 “Calendar Year” means each successive period of twelve (12) consecutive months commencing on January 1 and ending on December 31; provided, however, that (a) the first Calendar Year of the Term shall begin on the Effective Date and end on December 31, 2016 and (b) the last Calendar Year of the Term shall end on the effective date of expiration or termination of this Agreement.

1.1.13 “CDA” means the Mutual Confidentiality Agreement between Paratek and Almac Group Limited and its Affiliates, dated as of February 25, 2016.

1.1.14 “Change of Control” means any transaction or series of transactions wherein (a) the voting securities of Almac outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such transaction or transactions; (b) the stockholders or equity holders of Almac approve a plan of complete liquidation of Almac, or an agreement for the sale or disposition by Almac of all or substantially all of Almac’s assets, other than to an Affiliate; (c) a Third Party becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of Almac or (d) substantially all of Almac’s business or assets which relate to this Agreement are sold or otherwise transferred to a Third Party.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.15 “Claims” means any and all claims, demands, suits, Losses (as hereinafter defined), liability, damage, fines, expenses and costs (including without limitation attorney’s fees and expenses and settlement costs) arising from any cause of action brought by any party (including without limitation either Party and/or a Third Party or Third Parties), whether in contract, tort (including, without limitation, negligence), warranty, strict liability, product liability, statutory duty or otherwise.

1.1.16 “Confidential Information” means, with respect to any Party, such Party’s technology, data, know-how, or information, whether written or oral, technical or non-technical, including, but not limited to, financial statements, reports, pricing, trade secrets, secret processes, formulae, samples, customer data (including, but not limited to, customer lists), the formulation of pharmaceutical dosage forms and compounds, manufacturing procedures, manufacturing processes, manufacturing equipment, manufacturing batch records, plant layouts, product volumes, quality control procedures, and quality control standards and the like, that is disclosed to the other Party. Confidential Information of Paratek shall include Manufacturing Information, any “Confidential Information” (as defined under the CDA) of Paratek disclosed by Paratek to Almac or any Affiliate of Almac under the CDA and Paratek Technology. Confidential Information of Almac shall include any “Confidential Information” (as defined under the CDA) of Almac disclosed by Almac to Paratek under the CDA.

1.1.17 “Current Good Manufacturing Practice” or “cGMP” means, at any given time, the current standards for the manufacture of pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practice as are required by the applicable laws and regulations of the United States, the European Union and any other countries agreed by the Parties in writing or pursuant to the Quality Agreement, to the extent such standards are not inconsistent with cGMP under the FD&C Act.

1.1.18 “Effective Date” has the meaning set forth in the preamble hereto.

1.1.19 “Facility” means Almac’s facility located at Seagoe Industrial Estate, Craigavon, Northern Ireland or any other facility approved in writing by the Parties for the Manufacture of the Product.

1.1.20 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.1.21 “FD&C Act” means the Federal Food, Drug and Cosmetic Act, as the same may be amended or supplemented from time to time.

1.1.22 “Firm Forecast Period” has the meaning set forth in Section 2.2.

1.1.23 “Force Majeure Event” has the meaning set forth in Section 16.1.

1.1.24 “Indemnified Party” has the meaning set forth in Section 13.1.3.

1.1.25 “Indemnifying Party” has the meaning set forth in Section 13.1.3.

1.1.26 “Initial Term” means the [* * *] period commencing on the Effective Date.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.27 “Inspection Period” has the meaning set forth in Section 9.2.1.

1.1.28 “Invention” means any development, information, invention, improvement, know-how, data or intellectual property, whether or not reduced to practice and whether or not patentable.

1.1.29 “Joint Technology” has the meaning set forth in Section 11.1.3.

1.1.30 “Laboratory” has the meaning set forth in Section 9.3.1.

1.1.31 “Latent Defect” shall mean any defect in a Product that is not reasonably discoverable through Paratek’s (or Paratek’s designee’s) normal incoming goods inspection verification methods and procedures, such methods and procedures to be in accordance with the Quality Agreement.

1.1.32 “Losses” has the meaning set forth in Section 13.1.1.

1.1.33 “Manufacture,” “Manufactured” or “Manufacturing” means all activities involved in the production of the Product to be supplied to Paratek or its Affiliates hereunder, including the preparation, formulation, finishing, testing, storage and packaging for shipment of the Product and the handling, storage and disposal of any residues or wastes generated thereby.

1.1.34 “Manufacturing Information” means all information, instructions and data relating to the Manufacture of the Product provided by Paratek to Almac hereunder, including the Specifications, Methods of Analysis and all formulas and processes.

1.1.35 “Materials” means all materials, including all raw materials, and ingredients required for the Manufacture of the Product, the specifications for which are set out in the Specifications.

1.1.36 “Methods of Analysis” means the methods of analysis for the Product set forth in the Quality Agreement.

1.1.37 [* * *]

1.1.38 [* * *]

1.1.39 [* * *]

1.1.40 “Paratek” has the meaning set forth in the preamble hereto.

1.1.41 “Paratek Improvement” means any Invention [* * *].

1.1.42 “Paratek Licensee” means any Third Party to whom Paratek grants a license or a right to research, develop, make, have made, use, sell, have sold, import, export or otherwise exploit the Product or a Paratek Product.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.43 “Paratek Materials” means the Materials of Paratek that are required by Almac for the Manufacture of the Product or the performance of Services for Paratek and are supplied by Paratek to Almac pursuant to this Agreement. A description of all Paratek Materials is set forth on Exhibit B.

1.1.44 “Paratek Product” means any pharmaceutical product owned, controlled or sold by Paratek, its Affiliates or Paratek Licensees that incorporates or is derived from the Product.

1.1.45 “Paratek Representatives” has the meaning set forth in Section 13.1.1.

1.1.46 “Paratek Technology” means (a) all intellectual property and embodiments thereof, including any Inventions, owned by Paratek as of the Effective Date that are not Joint Technology and (b) the Paratek Improvements.

1.1.47 “Party” and “Parties” have the meaning set forth in the preamble hereto.

1.1.48 “Person” means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or governmental authority.

1.1.49 “Product” has the meaning set forth in the recitals hereto.

1.1.50 “Quality Agreement” means the written Quality Agreement between the Parties dated as of December 2, 2016.

1.1.51 “Recall” means any recall, withdrawal or corrective action (whether voluntary or mandatory) or issue of an “NDA Field Alert” (as defined in 21 CFR 314.81).

1.1.52 “Regulatory Approval” means all authorizations by the competent Regulatory Authorities which are required for the manufacture, marketing, promotion, pricing and sale of the Product in a given country or regulatory jurisdiction in the Territory.

1.1.53 “Regulatory Authority” means any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity involved in the granting of Regulatory Approval for the Product in the Territory.

1.1.54 “Rejection Notice” has the meaning set forth in Section 9.2.1.

1.1.55 “Renewal Term” means each consecutive [* * *] period commencing on the expiration of the Initial Term or immediately preceding Renewal Term, until this Agreement is terminated pursuant to Article 14.

1.1.56 “Rolling Clinical Forecast” has the meaning set forth in Section 2.2.

1.1.57 “Rolling Commercial Forecast” has the meaning set forth in Section 2.2.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.58 “Rolling Forecast” means a Rolling Clinical Forecast or a Rolling Commercial Forecast, as applicable.

1.1.59 “Scope of Work” has the meaning set forth in Section 3.1.

1.1.60 “Seizure” means any action by FDA or any other Regulatory Authority to detain or destroy the Product or prevent the release of the Product.

1.1.61 “Services” has the meaning set forth in Section 3.1.

1.1.62 “Services Agreement” has the meaning set forth in Section 3.1.

1.1.63 [* * *]

1.1.64 “Specifications” means the specifications for the Product set forth in the Quality Agreement, as such may be amended from time to time in accordance with its terms.

1.1.65 “Supply Price” has the meaning set forth in Section 7.1.

1.1.66 “Term” means, in the aggregate, the Initial Term and all Renewal Terms, if any.

1.1.67 “Territory” means the United States of America and its territories and possessions and any other countries in the world added to the definition of “Territory” pursuant to Section 2.9.

1.1.68 “Third Party” means any Person other than Paratek, Almac and their respective Affiliates.

1.1.69 [* * *]

1.1.70 [* * *]

1.1.71 [* * *]

1.1.72 Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the term “or” shall have the inclusive meaning of the term “and/or”; (iv) “including” and its cognates shall have the non-limiting meaning of “including, without limitation”; (v) the term “will” shall have the same meaning and import as the term “shall”; (vi) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (vii) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; and (viii) Article and Section headings shall not affect the meaning or construction of any provision of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.	GENERAL; FORECASTS AND ORDERS

2.1 Manufacture. Almac shall Manufacture, package and supply the Product to Paratek or Paratek’s designee in such quantities and at such times as ordered by Paratek, in accordance with the Specifications and otherwise pursuant to the terms of this Agreement in exchange for payment of the applicable Supply Price for such Product. During the Term, Almac shall maintain the resources necessary to Manufacture the Product pursuant to the terms of this Agreement.

2.2 Forecasts. Within [* * *] after the Effective Date, Paratek shall submit to Almac a forecast of clinical supply of the Product that Paratek anticipates ordering from Almac during the [* * *] period (broken down by month and, if applicable, country in the Territory) following the date of such forecast and Paratek shall update such forecast on a rolling [* * *] basis every [* * *] thereafter (each, a “Rolling Clinical Forecast”) until Paratek no longer requires any clinical supply of the Product. Beginning [* * *] prior to the anticipated launch of a Paratek Product in the Territory and for the remainder of the Term, Paratek shall submit to Almac a forecast of commercial supply of the Product that Paratek anticipates ordering from Almac during the [* * *] period (broken down by month and, if applicable, country in the Territory) following the date of such forecast and Paratek shall update such forecast on a rolling [* * *] basis every [* * *] thereafter (each, a “Rolling Commercial Forecast”), provided that Paratek shall provide an updated Rolling Commercial Forecast within [* * *] after such Paratek Product receives Regulatory Approval by the applicable Regulatory Authority in a country in the Territory. Paratek shall place purchase orders for at least the quantity of the Product specified in the first [* * *] of each such Rolling Clinical Forecast or Rolling Commercial Forecast (such period, the “Firm Forecast Period”) and the remaining [* * *] of such forecast shall be a good faith estimate and shall be non-binding, provided that Almac may place orders with its suppliers for raw materials or packaging materials as reasonably necessary in order to Manufacture the quantities of the Product specified in the first [* * *] of each Rolling Clinical Forecast or Rolling Commercial Forecast. In the event that Paratek and Almac agree that Almac or its Affiliate will perform the secondary packaging of the Product, the Parties will discuss, in good faith, amending the Firm Forecast Period for purchase orders of Product to appropriately reflect such additional service to be conducted in an Almac facility in the United States.

2.3 Orders. Paratek may submit purchase orders for the Product to Almac from time to time during the Term and at least [* * *] prior to the requested date of delivery. Each purchase order shall specify (a) the quantity of the Product ordered for delivery; and (b) the delivery date for that order. Almac shall Manufacture and supply the Product in accordance with this Agreement and each applicable purchase order. [* * *] after receiving any purchase order from Paratek, Almac shall be deemed to have accepted such purchase order if such purchase order has not been rejected by Almac in accordance with the terms and conditions of this Agreement. On or prior to such acceptance, Almac shall provide Paratek with a Manufacturing schedule for the Product subject to such purchase order. With respect to any of the [* * *] in the then most recent Firm Forecast Period, Almac may reject, by written notice to Paratek, any portion of any purchase order to the extent that fulfilling the entirety of such purchase order would cause the aggregate number of units of the Product supplied by Almac during such month to exceed [* * *] of the units of such Product forecast for such month in the applicable Rolling Forecast; provided, however, that Almac will use its reasonable efforts to, but shall not be obligated to, supply such Product in excess of such [* * *].

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.4 Cancellations. Paratek may cancel any firm purchase order (in whole or in part) at any time prior to the delivery for any quantity of the Product that Almac has not completed Manufacturing pursuant to such purchase order at the time that notice of cancellation is received by Almac. If, at the time of Paratek’s cancellation of a purchase order:

2.4.1 it is more than [* * *] prior to the delivery date of such purchase order, Paratek will reimburse Almac for [* * *];

2.4.2 it is less than [* * *] prior to the delivery date of such purchase order, but Almac has not commenced Manufacture of Products pursuant to such purchase order, Paratek will reimburse Almac for [* * *]; or

2.4.3 it is less than [* * *] prior to the delivery date of such purchase order, and Almac has commenced Manufacture of Products pursuant to such purchase order, Paratek shall reimburse Almac for [* * *].

2.5 Materials. Almac shall be responsible for obtaining the Materials for the Manufacture of Products. The cost of Materials paid by Almac and incurred in accordance with this Agreement shall be included in the prices set out in the Scope of Work to the extent such costs are related to Services and included in the Supply Price to the extent such costs are related to Products; provided, however, that the costs for any Material shall never be double-counted under this Agreement.

2.6 Paratek Materials. Paratek shall use commercially reasonable efforts to deliver the Paratek Materials no less than [* * *] prior to the intended delivery date of the Products incorporating such Paratek Materials; [* * *]. In the event that Paratek is unable to deliver the Paratek Materials [* * *] prior to the intended delivery date, the Parties shall discuss in good faith whether any changes to the delivery date and/or costs of the Services are necessary as a result of such delay. Paratek will deliver the Paratek Materials to Almac [* * *]. Paratek shall be responsible for ensuring that the Paratek Materials have been manufactured in accordance with cGMP and, unless otherwise set forth herein, shall provide the Paratek Materials to Almac free of charge.

2.7 Priority of Supply. Almac and its Affiliates shall maintain capacity in the Facility to fill Paratek’s forecasted orders for the Product in a manner consistent with this Agreement, including purchase orders placed hereunder.

2.8 Equipment and Tools. In no event shall Almac sell, license, transfer or otherwise dispose of any equipment or tools funded by Paratek, including any transfer of such equipment or tools to another facility of Almac or its Affiliates, without Paratek’s prior written consent.

2.9 Territory Expansion. At any time during the Term, Paratek may, by written notice to Almac, request to expand the Territory under this Agreement to include one (1) or more additional countries or territories and Almac’s consent to such expansion shall not be unreasonably withheld, conditioned or delayed. Promptly following such notification, the Supply and Quality Committee shall discuss any requirements to accommodate such expansion of the Territory (including changes to costs) and if the Parties agree on the identity and implementation of such requirements, the Parties shall execute an amendment that (a) amends the definition of “Territory” under Section 1.1.67 to include such

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

additional countries or territories and (b) modifies the provisions of this Agreement and/or the Quality Agreement, as necessary in order to reflect the regulatory requirements of such additional countries or territories. For clarity, Paratek shall not be obligated to amend the definition of Territory at any point during the Term.

2.10 Supply to Paratek Licensees. In the event Paratek delivers a written request to Almac requesting that Almac engage in negotiations with a Paratek Licensee on the terms of a definitive agreement pursuant to which Almac would Manufacture and supply the Product to such Paratek Licensee or a designee of a Paratek Licensee, Almac shall use commercially reasonable good faith efforts to negotiate and execute such agreement on substantially similar terms to the terms of this Agreement.

3.	SERVICES

3.1 Scopes of Work. Almac shall perform for Paratek certain services related to the development, technology transfer and Manufacturing (including scale-up and validation) of the Product (the “Services”) as set forth in one (1) or more statements of work to be mutually agreed by the Parties and attached as addenda to this Agreement (each, a “Scope of Work”). Each Scope of Work shall be automatically incorporated by reference into and governed by the terms and conditions of this Agreement. A Scope of Work shall include the scope of Services to be provided by Almac, any deliverables or milestones in connection with such Services, the fees payable for such Services, the applicable standard of service to be provided and any other relevant terms and conditions not already set forth in this Agreement. In the event of any conflict between this Agreement and any Scope of Work, the terms of this Agreement shall govern unless otherwise mutually agreed by the Parties in writing. The Parties may amend the activities or costs set forth in any Scope of Work by mutual written agreement. [* * *].

3.2 Fees. As part of a Scope of Work, the Parties will negotiate reasonable costs for the Services to be performed by Almac for Paratek under such Scope of Work. Almac shall submit a cost estimate to Paratek for any such Service, and shall not commence any such Service until Paratek provides written notice of its approval of such cost estimate (or the Parties otherwise mutually agree on the costs for such Service). As a general principle, any such cost estimate shall reflect [* * *].

3.3 Payment. Almac shall invoice Paratek for any Services upon completion of such Services. Paratek shall pay Almac for such Services within [* * *] from the date of invoice; provided that, pending resolution regarding any disagreement between the Parties as to the amount of such invoice, Paratek is not obligated for any payment of the disputed amount with respect to such Services. Any invoice submitted to Paratek by Almac shall be sent via e-mail to a Paratek-designated e-mail address (in addition to any other forms of delivery) and the date of any invoice shall be dated within [* * *] of the date of such invoice’s e-mail delivery to Paratek.

4.	SUPPLY AND QUALITY COMMITTEE

4.1 Composition. The Parties agree that the Supply and Quality Committee shall be set up when the Parties agree in good faith that there is reasonable need to have a Supply and Quality Committee due to the scale or nature of the activities being conducted under this Agreement. The

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Supply and Quality Committee shall be comprised of an equal number of representatives of each Party. Each Party shall appoint its respective representatives to the Supply and Quality Committee within thirty (30) days of agreement between the Parties on the establishment of the Supply and Quality Committee, and each Party, from time to time, may substitute one (1) or more of its representatives, in its sole discretion, effective upon notice to the other Party of such change. All Supply and Quality Committee representatives shall have appropriate expertise, seniority, decision-making authority and relevant expertise in matters related to the Manufacturing and supply of the Product. For clarity, the Parties may, by mutual consent, elect to use the Supply and Quality Committee under the Quality Agreement as the Supply and Quality Committee under this Agreement.

4.2 Meetings. The Supply and Quality Committee shall meet as necessary to carry out its duties under Section 4.3, but no more often than once per Calendar Quarter, unless otherwise agreed by its members. The Supply and Quality Committee shall meet in-person at Paratek or Almac or, alternatively, by means of teleconference, videoconference or other similar communications equipment.

4.3 Supply and Quality Committee Responsibilities. The Supply and Quality Committee shall provide a forum for the discussion, coordination and review of all activities under this Agreement (including under any Scope of Work), and shall in particular have responsibility for the following: (a) reviewing key metrics for the Product’s production and quality, and reviewing and monitoring any required remediation with respect to production and quality for the Product; (b) reviewing Almac’s capacity and short-term and long-term planning for clinical and commercial supply of the Product, including anticipating any capacity shortfalls and discussing the cost allocation of investments required to increase capacity or improve efficiencies; (c) reviewing and discussing draft Scopes of Work; (d) discussing the cost allocation, if any, of extraordinary costs incurred by Almac in connection with the Manufacture of the Product or provision of Services; and (e) establishing resource priorities and resolving resource conflicts.

4.4 Decision-Making. All of each Party’s representatives on the Supply and Quality Committee shall collectively have one (1) vote with respect to decisions before the Supply and Quality Committee. All decisions of the Supply and Quality Committee must be made by unanimous consent, which shall be documented in written minutes of the Supply and Quality Committee and signed by a representative of each Party.

5.	[* * *] ALTERNATIVE SUPPLY

5.1 [* * *]

5.2 Alternative Supply. At any time during the Term, Paratek may elect to qualify one (1) or more alternative manufacturing facilities (whether owned by a Third Party, Paratek or by one of Paratek’s Affiliates) to Manufacture the Product (each, a “Backup Supplier”). Paratek shall be responsible for any and all costs associated with qualifying Backup Suppliers. Almac shall use commercially reasonable efforts to cooperate with the qualification of any Backup Supplier, including: (a) providing documentation reasonably required to enable technology transfer of all Almac Technology, Joint Technology and, to the extent in its possession, Paratek Technology, necessary or useful for the Manufacture of the Product; provided that, to the extent that such technology and know-how constitutes Almac Confidential Information it shall be subject to the provisions of Article 15 and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Paratek’s designated alternative supplier shall be required to enter into a confidentiality agreement with Almac containing substantially the same terms as Article 15. The Parties shall discuss in good faith any requirement for additional consulting services related to the Manufacture, quality control and quality assurance of the Product. Paratek shall reimburse Almac for performing such services described in the preceding sentence at [* * *] within [* * *] of invoice.

6.	DELIVERY; FAILURE TO SUPPLY

6.1 Delivery. All Product shall be delivered [* * *]. Almac will notify Paratek at least five (5) Business Days prior to any shipment of the Product. Delivery shall be made at such time as the Products are placed at the disposal of Paratek at Almac’s Facility. If requested by Paratek, Almac shall assist Paratek in arranging shipment of the Product to Paratek or Paratek’s designated location in accordance with Paratek’s instructions and at Paratek’s risk and expense. All shipments will be subject to the standard terms and conditions of the selected courier and Almac shall have no liability to Paratek for any loss, damage or delay in a shipment attributable to the selected courier or any Third Party.

6.2 [* * *]

6.3 Delivery Documentation. Delivery of the Products shall be made together with the relevant batch documentation as required for release and in accordance with the Quality Agreement, unless otherwise agreed in writing between the Parties from time to time.

6.4 Manufacturing Date. Almac shall schedule its Manufacturing operations so that, unless otherwise agreed in writing (Paratek’s agreement not to be unreasonably withheld, conditioned or delayed), at least [* * *] of the shelf life of the Products will remain on delivery of the Products.

6.5 Risk of Loss. [* * *]

6.6 Delay in Services Caused by Paratek. If Paratek causes any delay to Almac’s provision of the Services or Manufacture of Product, for reasons within Paratek’s control including but not limited to delay in providing information reasonably requested by Almac pursuant to this Agreement or a delay in the delivery of any Paratek Materials pursuant to this Agreement, [* * *]. [* * *].

6.7 Notice of Failure to Supply. If Almac is unable or anticipates that it will be unable to supply Product meeting Paratek’s forecasted requirements in a timely manner at any time during the Term, Almac shall provide prompt written notice to Paratek. Following such notice, the Parties shall discuss in good faith how to prevent or mitigate such inability to supply, including [* * *]. Almac shall consider in good faith any reasonable suggestions of Paratek to prevent or mitigate such inability to supply, the costs associated with such suggestions to be allocated as mutually agreed by the Parties.

6.8 [* * *]

7.	PRICE AND PAYMENT

7.1 Supply Price. The price of the Product to be sold to Paratek during the Term shall be as set forth in Exhibit A attached hereto, subject to adjustment as set forth in Section 7.2 (such price for the Product, the “Supply Price”).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.2 Price Adjustments. Beginning prior to the [* * *], the Supply Price for the Product for the next Calendar Year shall be adjusted by mutual agreement of the Parties on a yearly basis at least [* * *] prior to the beginning of such Calendar Year, such adjustment to reflect: [* * *]. Almac will promptly provide to Paratek for Paratek’s review any documentation necessary in order to substantiate any adjustment to the Supply Price for a Product, such materials to be considered Almac’s Confidential Information hereunder.

7.3 Payment. Almac shall invoice Paratek upon delivery of the Products, in accordance with the delivery provisions set forth at Section 6.1 above and shall only charge Paratek for Products that are shipped to Paratek or Paratek’s designee pursuant to this Agreement. Paratek shall pay Almac for all supplied quantities of conforming Products within [* * *] from the date of invoice; provided that, pending resolution regarding any disagreement between the Parties as to conformance of a Product to the requirements of this Agreement or the Quality Agreement, Paratek is not obligated for any payment with respect to any Product Paratek believes to be non-conforming.

7.4 Taxes and Other Charges. All Product prices are stated exclusive of VAT or other similar taxes, Third Party shipping costs and customs duties. Paratek and Almac shall cooperate to eliminate or minimize the amount of any such taxes imposed on the transactions contemplated in this Agreement. Paratek is not responsible for any penalties or interest related to the failure of Almac to collect sales, use, VAT or similar taxes.

8.	COMPLIANCE, QUALITY AND ENVIRONMENTAL

8.1 Compliance with Law. Almac shall conduct its Manufacturing operations hereunder in a safe and prudent manner, in compliance with cGMP and all other applicable laws and regulations of the United States and European Union (including, but not limited to, those dealing with occupational safety and health, those dealing with public safety and health, those dealing with protecting the environment, and those dealing with disposal of wastes) (“Applicable Laws”), and in compliance with all applicable provisions of this Agreement and the Quality Agreement. Almac shall obtain all necessary registrations and permits pertaining to activities contemplated by this Agreement and the Quality Agreement. To the extent necessary for the Regulatory Approval of the Product, Almac shall permit the inspection of the Facility by Regulatory Authorities and shall supply all documentation and information requested by Paratek to obtain or maintain Regulatory Approval of the Product.

8.2 Manufacturing Quality. Almac shall obtain all Materials from Almac’s existing suppliers or such other suppliers as may be approved in accordance with the terms of the Quality Agreement, and shall pay such suppliers on a timely and current basis. All Product shall be Manufactured at the Facility. [* * *].

9.	QUALITY AUDITS; TESTING AND INSPECTION OF THE PRODUCT

9.1 Inspection and Auditing Rights. Paratek and its representatives shall have the right, at Paratek’s expense, to audit, inspect and observe the Facility, the performance by Almac of its obligations under this Agreement and the Quality Agreement, Almac’s compliance with Applicable Laws in the performance of its obligations under this Agreement and the Quality Agreement, and the handling, Manufacture, testing, inspection, storage, disposal and transportation of the Product by Almac

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and its permitted subcontractors, during normal business hours and upon at least [* * *] prior notice unless otherwise set forth in the Quality Agreement. Almac shall make available to Paratek all relevant records and reports during such audit or inspection. Almac agrees to respond to Paratek’s audit findings within [* * *] of receipt of Paratek’s audit report (such response may not be final but shall be responsive to the findings), to take prompt corrective action to remedy any observed violations of the terms of this Agreement, the Quality Agreement or of Applicable Laws and to be responsive to the recommendations contained therein. Such audits may be conducted no more than [* * *] at Paratek’s expense, provided that Paratek may also conduct follow-up audits or inspections at any time or times during a Calendar Year that are directed at [* * *]. The costs associated with any follow-up audit by Paratek shall be discussed in good faith and agreed between the Parties in advance.

9.2 Product Rejection and Inspection.

9.2.1 Paratek shall have a period of [* * *] from the date of delivery of a shipment of the Product, pursuant to Section 6.1 (the “Inspection Period”), to inspect, or cause to have inspected by a Third Party designated by Paratek, such shipment of the Product to determine whether such shipment conforms to Specifications [* * *]. [* * *].

9.2.2 [* * *]

9.3 Independent Testing.

9.3.1 [* * *]

9.3.2 [* * *]

9.3.3 [* * *]

9.4 [* * *]

9.5 Samples and Record Retention. Almac shall retain records and retention samples of each Batch of Product for at least [* * *] and shall make the same available to Paratek upon request. After the required holding period, Almac shall provide written notice to Paratek and, at Paratek’s direction, shall either destroy or otherwise disposition such retention samples at Almac’s expense. During and after the Term, Almac shall assist Paratek with respect to any complaint, issue or investigation relating to the Product.

9.6 Government Inspections. Each Party shall promptly notify the other Party if such Party receives notice from a Regulatory Authority regarding a cGMP investigation or other inspection directly related to the Product. If Almac receives advance notice of any such investigation, inspection or visit by any Regulatory Authority to inspect the Facility or review the Manufacture of the Product, Almac shall permit, to the extent permitted by Applicable Law and reasonably practicable, Paratek or its representatives to be present during such visit, at Paratek’s expense. Upon Paratek’s request, Almac shall provide Paratek with a copy of any report issued by such Regulatory Authority following such visit.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.7 Recalls and Seizure.

9.7.1 Each Party shall keep the other Party promptly and fully informed of any notification or other information whether received directly or indirectly which might result in the Recall or Seizure of Paratek Product(s). If either Party determines that it is necessary to Recall any Paratek Product, it shall immediately notify the other Party and Almac will collaborate with Paratek in connection with any Recall or Seizure. In any such situation, Paratek shall have the right to make all final decisions regarding a Recall or Seizure of Paratek Products.

9.7.2 [* * *]

9.7.3 Paratek shall be liable for the out-of-pocket costs and expenses actually incurred by Almac as a result of any Recall or Seizure to the extent such Recall or Seizure results from [* * *].

10.	MANUFACTURING CHANGES

10.1 Voluntary Changes.

10.1.1 Paratek may propose any change to the Manufacturing process, the Manufacturing equipment, the packaging of the Product, the Specifications, the Materials, the sources of Materials or the Methods of Analysis by delivering a written notice to Almac of such proposed change. Within thirty (30) Business Days of receiving such notice (or such longer time as agreed between the Parties), Almac shall inform Paratek of any and all reasonable costs associated with implementing such change and if Paratek agrees to reimburse Almac for such costs, Almac shall implement such change as promptly as practicable in consultation in Paratek.

10.1.2 Almac shall not make any changes to the Manufacturing process, the packaging of the Product, the Specifications, the Materials, the sources of Materials or the Methods of Analysis except in accordance with the provisions of the Quality Agreement.

10.2 Required Changes. If FDA or any other Regulatory Authority requests or requires any change in the Manufacturing process, the Manufacturing equipment, the Specifications, the Materials, the source of Materials or Methods of Analysis with respect to the Product, the Parties shall promptly (but in no event more than fifteen (15) Business Days after receipt of the Regulatory Authority’s notice) discuss an implementation plan for such change, including the allocation of any associated reasonable costs for such change. If the Parties, after discussing the proposed change in reasonable good faith negotiations, cannot agree on the plan for implementing such change, the costs (or cost allocation) of implementing such change or Almac is technically or financially incapable of making such change, [* * *]. For clarity, in no event shall Almac be obligated to, with respect to such a change required or requested by a Regulatory Authority, (a) devote resources to implement such change if such change would be financially or operationally infeasible following the Parties’ good faith negotiations or (b) continue Manufacturing any Product if such Manufacturing would not be in compliance with Applicable Laws or cGMP due to such change. Each Party agrees to promptly forward to the other copies of any written communication received by such Party from the FDA or any other Regulatory Authority that may affect the Manufacture or supply of the Product as contemplated herein.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.	INTELLECTUAL PROPERTY

11.1 Ownership.

11.1.1 Paratek shall have sole ownership of all Paratek Technology, including all Paratek Improvements, and shall have the sole right to prosecute, maintain and enforce such Paratek Technology in its sole discretion. If, at any time before or during the Term, Almac owns (solely or jointly) any Paratek Improvements, Almac agrees to assign and does hereby assign all right, title and interest in and to such Paratek Improvements to Paratek. Almac shall, and shall cause its Affiliates to, execute and deliver all requested assignments and other documents, and take such other actions as Paratek may reasonably request, in order to perfect and enforce Paratek’s rights in the Paratek Improvements.

11.1.2 Paratek acknowledges that the Almac Technology, as of the Effective Date, may include certain proprietary inventions, processes, know-how, trade secrets, methods, approaches, analyses, improvements, other intellectual properties and other assets including, but not limited to, clinical trial management analyses, analytical methods, procedures and techniques, computer technical expertise and proprietary software, and technical and conceptual expertise in the area of manufacture, packaging and supplying products, in each case, that have been developed independently by Almac without the benefit of any information provided by Paratek or any access to the Paratek Technology. Almac shall have sole ownership of all Almac Technology, including all Almac Improvements, and shall have the sole right to prosecute, maintain and enforce such Almac Technology in its sole discretion. If, at any time before or during the Term, Paratek owns (solely or jointly) any Almac Improvements, Paratek agrees to assign and does hereby assign all right, title and interest in and to such Almac Improvements to Almac. Paratek shall, and shall cause its Affiliates to, execute and deliver all requested assignments and other documents, and take such other actions as Almac may reasonably request, in order to perfect and enforce Almac’s rights in the Almac Improvements.

11.1.3 Except as expressly set forth in this Section 11.1, each Party shall own all right, title and interest in and to: (a) any and all Inventions made solely by its or its Affiliates’ employees, staff, agents or independent contractors in connection with their activities under this Agreement; (b) any and all patent rights claiming any Invention described in clause (a) of this Section 11.1.3; and (c) any and all know-how embodied by or in any Invention described in clause (a) of this Section 11.1.3. Except as expressly set forth in this Section 11.1, the Parties shall jointly own all right, title and interest in and to: (i) any and all Inventions made jointly by the Parties or their respective Affiliates or their or their Affiliates’ employees, staff, agents or independent contractors in connection with their activities under this Agreement; (ii) any and all patent rights claiming any Invention described in clause (i) of this Section 11.1.3; and (iii) any and all know-how embodied by or in any Invention described in clause (i) of this Section 11.1.3 (such Inventions, patent rights and know-how described in clauses (i) through (iii), the “Joint Technology”). Subject to the license grants set forth in this Agreement, each Party shall be free to exploit, either itself or through the grant of licenses to Third Parties (which Third Party licenses may be further sublicensable), Joint Technology, throughout the world without restriction, without the need to obtain further consent from the other Party, and without any duty to account or payment of any compensation to the other Party. Paratek shall have the sole right to prosecute, maintain and enforce any patent rights within the Joint Technology, in its sole discretion. Inventorship shall be determined in accordance with United States patent laws.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. WHERE TWO PAGES OF MATERIAL HAVE BEEN OMITTED, THE REDACTED MATERIAL IS MARKED WITH [†].

11.2 Licenses.

11.2.1 Subject to the terms and conditions of this Agreement, during the Term, Paratek hereby grants to Almac a non-exclusive, worldwide, non-transferable, non-sublicensable, royalty-free license under the Paratek Technology, including the Paratek Improvements, solely to the extent necessary for Almac to perform its obligations under this Agreement and the Quality Agreement, for the sole purpose of performing such obligations.

11.2.2 [* * *]

11.3 Manufacturing Process Transfer. Paratek shall have the right, on an annual basis during the Term, to conduct an audit of Almac’s Manufacturing process with respect to the Products in order to identify any updates to the technology used in, or any other improvements to, such Manufacturing process. During the Term, upon Paratek’s reasonable request, Almac shall transfer to Paratek all Almac Technology, Paratek Improvements and Joint Technology in Almac’s possession and not previously transferred to Paratek, for the purpose of enabling Paratek to exercise the license set forth in Section 11.2.2.

11.4 Employee Invention Assignment. Almac acknowledges and agrees that, with respect to any past, current or future employee, staff, contractor, subcontractor or other agent of Almac or its Affiliates who has conducted services or activities related to the development or Manufacture of Products for or to Paratek, Almac has entered into a binding written arrangement(s) with each such person that requires that such person assign to Almac all of its right, title and interest in and to any inventions (including, without limitation, knowhow, improvements, ideas, information, materials and processes) and all intellectual property rights therein that such person, alone or jointly with others, conceives, develops or reduces to practice during their period of employment or work with Almac or its Affiliate.

11.5 [†]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.	REPRESENTATIONS AND WARRANTIES

12.1 Representation and Warranties of Each Party. Each of Paratek and Almac hereby represents, warrants and covenants to the other Party hereto as follows:

12.1.1 it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

12.1.2 the execution, delivery and performance of this Agreement by such Party have been duly authorized by all requisite corporate action and do not require any shareholder action or approval;

12.1.3 it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

12.1.4 the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof do not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or by laws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound; and

12.1.5 it shall comply with all applicable laws and regulations relating to its activities under this Agreement.

12.2 Representations and Warranties of Almac. Almac hereby further represents and warrants to Paratek as follows:

12.2.1 the Product at the time of delivery to Paratek (i) has been Manufactured, stored, packaged and shipped in accordance with cGMP and Applicable Laws; (ii) conforms to the Specifications, is, to the best of its knowledge, free from defects and is merchantable; (iii) is not adulterated or misbranded within the meaning of the FD&C Act; and (iv) has been stored and handled in accordance with the procedures set forth under this Agreement and the Quality Agreement;

12.2.2 as of immediately prior to the delivery of the Product to Paratek, Almac has good and marketable title to such Product and such Product is free from all liens, charges, encumbrances and security interests; and

12.2.3 Almac does not, at any time from and after the Effective Date, retain or use the services of (a) any person debarred under 21 U.S.C. § 335a or (b) any person who has been convicted of a crime as defined under the FD&C Act, in each case in any capacity associated with or related to the Manufacture or supply of the Product or any service rendered to Paratek under this Agreement or the Quality Agreement.

12.3 Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

13.	INDEMNIFICATION, LIMITATION OF LIABILITY AND INSURANCE

13.1 Indemnification.

13.1.1 Almac shall indemnify and hold harmless Paratek, its directors, officers, employees and agents (collectively, the “Paratek Representatives”) from and against all damages, losses, liabilities, expenses, claims, demands, suits, penalties or judgments or administrative or judicial orders (including reasonable attorneys’ fees and expenses reasonably incurred) (collectively, “Losses”) that are incurred by the Paratek Representatives to, from or in favor of Third Parties to the extent resulting from or arising out of (i) [* * *]; (ii) the [* * *] actions or omissions of Almac or any Almac Representative; (iii) any breach by Almac of its representations, warranties or covenants in this Agreement; (iv) any assertion that the use of any Almac Technology in the Manufacture of the Product infringes any patent, copyright or trademark or misappropriates any trade secret or other intellectual property of any Third Party, except to the extent that any such allegation relates to the Manufacturing Information or Paratek Materials; or (v) Almac’s failure to comply with any Applicable Law (including environmental laws, regulations and orders and any failure by Almac to obtain and maintain any Regulatory Approvals relating to the Manufacturing of the Product and required to be obtained and maintained by Almac under Applicable Law), except, in each case ((i) through (v)), to the extent Paratek has an obligation to indemnify any Almac Representative pursuant to Section 13.1.2. The provisions of this Section shall survive the termination or expiration of this Agreement.

13.1.2 Paratek shall indemnify and hold harmless Almac, its directors, officers, employees and agents (collectively, the “Almac Representatives”) from and against all Losses that are incurred by the Almac Representatives to, from or in favor of Third Parties to the extent resulting from or arising out of (i) the [* * *] actions or omissions of Paratek or Paratek Representatives; (ii) any product liability claim based on the commercial use, sale and distribution of the Product; or (iii) any allegation that the use of the Manufacturing Information or Paratek Materials in accordance with this Agreement infringes any patent, copyright or trademark or misappropriate any trade secret or other intellectual property of any Third Party, except, in each case ((i) through (iii)), to the extent Almac has an obligation to indemnify any Paratek Representative pursuant to Section 13.1.1. The provisions of this Section shall survive the termination or expiration of this Agreement.

13.1.3 Each Party and its directors, officers, employees or agents (an “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”), in writing, of any claim asserted or threatened against such Indemnified Party for which such Indemnified Party is entitled to indemnification hereunder from the Indemnifying Party. With respect to any such claim the Indemnified Party shall reasonably cooperate with and provide such reasonable assistance to such Indemnifying Party as such Indemnifying Party may reasonably request, and all reasonable out-of-pocket costs of such assistance shall be paid by the Indemnifying Party. Such reasonable assistance may include providing copies of all relevant correspondence and other materials that the Indemnifying Party may reasonably request. The obligations of an Indemnifying Party under Sections 13.1.1 and 13.1.2 are conditioned upon the delivery of written notice to the Indemnifying Party of any asserted or threatened

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

claim promptly after the Indemnified Party becomes aware of such claim, provided that the failure of the Indemnified Party to give such notice or any delay thereof shall not affect the Indemnified Party’s right to indemnification hereunder, except to the extent that such failure or delay impairs the Indemnifying Party’s ability to defend or contest any such claim. The Indemnifying Party shall have the right to assume the defense of any suit or claim for which indemnification is sought. If the Indemnifying Party defends the suit or claim, the Indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense. An Indemnifying Party may not settle a suit or claim, without the consent of the Indemnified Party, if such settlement would (a) impose any monetary obligation on the Indemnified Party for which indemnification is not provided hereunder, (b) not include a full release of claims with respect to the Indemnified Party, (c) require the Indemnified Party to submit to an injunction or (d) otherwise limit the Indemnified Party’s rights under this Agreement. Any payment made by an Indemnifying Party to settle any such suit or claim shall be at its (or its insurer’s) own cost and expense.

13.2 Limitations on Liability.

13.2.1 [* * *]

13.2.2 [* * *]

13.2.3 [* * *]

13.2.4 [* * *]

13.2.5 Nothing in this Section 13.2 shall be deemed to exclude or limit the liability of either Party for any form of liability that may not be excluded or limited by law, including liability for fraud.

13.2.6 [* * *]

13.3 Insurance. Almac shall obtain and maintain insurance adequate to cover its obligations under this Agreement, to the extent such obligations are insurable. Without limiting the foregoing, Almac shall obtain and maintain the following kinds of insurance with the minimum limits set forth below.

Kind of Insurance	Minimum Limits

[* * *]	[* * *	]

[* * *]	[* * *	]

[* * *]	[* * *	]

Upon request, Almac shall furnish insurance documentation as directed by Paratek, satisfactory in form and substance to Paratek, showing the above coverages, and providing for at least ten (10) days’ prior written notice to Paratek by the insurance company of cancellation or modification. Coverage shall be procured with carriers [* * *].

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.	TERM AND TERMINATION

14.1 Term. This Agreement shall commence on the Effective Date and continue, unless sooner terminated as set forth below in this Article 14 or in Article 16, for the duration of the Initial Term. After the Initial Term, this Agreement shall continue for successive Renewal Terms unless either Party shall have given written notice of termination of this Agreement not less than [* * *] prior to the expiration of the Initial Term or the then-current Renewal Term.

14.2 Termination for Material Breach. In the event that either Party breaches any of its material obligations under this Agreement, the other Party may deliver written notice of such breach to the breaching Party. If the breaching Party fails to cure such breach within [* * *] following its receipt of such notice, the non-breaching Party may terminate this Agreement by written notice to the breaching Party.

14.3 Termination for Insolvency. In the event that (i) either Party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) either Party files a voluntary petition of bankruptcy in any court of competent jurisdiction or (iii) this Agreement is assigned by either Party for the benefit of creditors, then the other Party may terminate this Agreement by delivering written notice of termination, effective immediately. Such termination shall not give rise to the payment of any penalty, damages or indemnity by the terminating Party.

14.4 Termination Due to Material Product Events. In the event that either [* * *] Paratek may terminate this Agreement by [* * *] written notice to Almac.

14.5 Effects of Termination.

14.5.1 Termination of this Agreement for any reason shall be without prejudice to the right of either Party to receive all payments accrued and unpaid at the effective date of such termination or expiration, without prejudice to the remedy of either Party in respect to any previous breach of any of the representations, warranties or covenants herein contained and without prejudice to any other provisions hereof which expressly or necessarily call for performance after such termination.

14.5.2 Upon termination of this Agreement for any reason, (i) at Paratek’s request, Almac shall supply Paratek with its inventory of Materials, finished Product and/or works-in-progress, and Paratek shall pay Almac [* * *]; (ii) all Paratek Materials shall be returned to Paratek; and (iii) at Paratek’s request, Almac shall return to Paratek all retention samples of the Product.

14.5.3 Promptly following either Party’s delivery of a notice of termination to the other Party, upon Paratek’s request, Almac shall cooperate with Paratek to transfer and transition supply of the Product to a Third Party supplier. [* * *]

14.5.4 [* * *]

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14.6 Survival. The following provisions shall survive the expiration or termination of this Agreement: Article 1 (Definitions) (solely to the extent necessary to give meaning to other surviving sections), Section 6.1 (Delivery) and Section 6.5 (Risk of Loss) (in each case, solely with respect to Products and Materials remaining at the Facility following the effective date of expiration or termination), Section 7.3 (Payment) and Section 7.4 (Taxes and Other Charges) (in each case, solely with respect to payment obligations accruing prior to expiration or termination), Section 9.5 (Samples and Record Retention), Section 9.7 (Recalls and Seizures), Section 11.1 (Ownership), Section 11.2.2 [* * * ], Section 11.5 [* * *], Section 13.1 (Indemnification), Section 13.2 (Limitations on Liability), Section 13.3 (Insurance) (for [* * *] following expiration or termination of this Agreement), Section 14.5 (Effects of Termination), this Section 14.6 (Survival), Article 15 (Confidentiality), Article 17 (Notices) and Article 18 (General). Without limiting the foregoing, all of Almac’s obligations under this Agreement relating to compliance with cGMP in respect of the Materials, Paratek Products and Products shall continue in force following expiration or termination of this Agreement according to the requirements of cGMP.

15.	CONFIDENTIALITY

15.1 Nondisclosure Obligation. Each of Almac and Paratek shall use only in accordance with this Agreement and shall not disclose to any Third Party the Confidential Information received by it from the other Party pursuant to this Agreement, without the prior written consent of the other Party. The foregoing obligations shall survive for a period of [* * *] after the termination or expiration of this Agreement. These obligations shall not apply to Confidential Information that:

(i)	is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by business records;

(ii)	is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving Party;

(iii)	is subsequently disclosed to the receiving Party by a Third Party who has the right to make such disclosure;

(iv)	is developed by the receiving Party independently of the Confidential Information received from the disclosing Party and such independent development can be documented by the receiving Party; or

(v)	is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by a Party, provided that notice is promptly delivered to the other Party in order to provide an opportunity to seek a protective order or other similar order with respect to such Confidential Information and thereafter the disclosing Party discloses to the requesting entity only the minimum Confidential Information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other Party.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.2 Permitted Disclosures. Each Party may disclose the other Party’s Confidential Information to its employees and Affiliates on a need-to-know basis and to its agents or consultants to the extent required to accomplish the purposes of this Agreement; provided that the recipient Party obtains prior agreement from such agents and consultants to whom disclosure is to be made to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants, and Affiliates do not disclose or make any unauthorized use of the other Party’s Confidential Information.

15.3 Disclosure of Agreement. Neither Almac nor Paratek shall release to any Third Party or publish in any way any non-public information with respect to the terms of this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, provided that either Party may disclose the terms of this Agreement

(i)	to the extent required to comply with applicable laws, including the rules and regulations promulgated by the United States Securities and Exchange Commission; provided, further, that prior to making any such disclosure, the Party intending to so disclose the terms of this Agreement shall (a) provide the non-disclosing Party with written notice of the proposed disclosure and an opportunity to review and comment on the intended disclosure which is reasonable under the circumstances and (b) shall seek confidential treatment for as much of the disclosure as is reasonable under the circumstances, including seeking confidential treatment of any information as may be requested by the other Party; or

(ii)	to one (1) or more Third Parties and/or their advisors in connection with a proposed spin-off, joint venture, divestiture, merger or other similar transaction involving all, or substantially all, of the Products, assets or business of the disclosing Party to which this Agreement relates or to lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such Party; provided, further, that either (a) the other Party has consented to such disclosure or (b) such Third Parties have signed confidentiality agreements with respect to such information on terms no less restrictive than those contained in this Article 15.

15.4 Publicity. All publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby shall be reviewed in advance by, and shall be subject to the approval of, both Parties.

16.	FORCE MAJEURE AND SCIENTIFIC OBSTACLES

16.1 If the production, delivery, acceptance, or use of the Product specified for delivery under this Agreement, or the performance of any other obligation of one of the Parties hereunder is prevented, restricted or interfered with by reason of any cause or event beyond the reasonable control of such Party and without the fault or negligence of such Party (a “Force Majeure Event”), the Party so affected,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

upon prompt notice to the other Party, shall be excused from performing such obligation during the continuance of such Force Majeure Event. If such Force Majeure Event continues for a period of ninety [* * *] the other Party may terminate this Agreement by notice in writing, provided that such Force Majeure Event is continuing. The affected Party as a result of a Force Majeure Event shall use all reasonable efforts, at its own expense, to eliminate the Force Majeure Event and to resume performance as soon as practicable.

16.2 Without limiting Section 16.1, if it becomes apparent to either Party at any stage in the provision of the Services that it will not be possible to complete the Services for scientific or technical reasons beyond the reasonable control of either Party and without the fault or negligence of either Party, the Parties shall use good faith efforts to agree on a plan for addressing the identified scientific or technical challenges. If such challenges are not resolved within the [* * *] period following mutual agreement upon such plan, [* * *].

17.	NOTICES

17.1 Ordinary Notices. Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile, overnight courier or by airmail to the employee or representative of the other Party who is designated by such other Party to receive such written communication at the address or facsimile numbers specified by such employee or representative.

17.2 Extraordinary Notices. Extraordinary notices and communications (including notices of termination, force majeure, material breach, change of address, requests for disclosure of Confidential Information, claims or indemnification) shall be in writing and sent to each Party by prepaid registered or certified airmail, or by facsimile confirmed by prepaid registered or certified airmail letter (and shall be deemed to have been properly served to the addressee upon receipt of such written communication) to the address set forth in Section 17.3 or such other address as notified in writing by such Party to the other Party.

17.3 Addresses.

If to Paratek:

Paratek Pharmaceuticals, Inc.

75 Park Plaza

4th floor

Boston, MA 02111

[* * *]

With a copy to:

Paratek Pharmaceuticals, Inc.

75 Park Plaza

4th floor

Boston, MA 02111

[* * *]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

If to Almac:

Almac Pharma Services Limited

Almac House, 20 Seagoe Industrial Estate,

Craigavon, Northern Ireland, BT63 5QD

Attention: Mr Graeme McBurney, President & Managing Director

Facsimile No.: +44 (0) 2838 332299

With a copy to:

Almac Group Limited

Almac House, 20 Seagoe Industrial Estate,

Craigavon, Northern Ireland, BT63 5QD

Attention: General Counsel

Email: commercial.contracts@almacgroup.com

Facsimile No.: +44 (0) 2838 332299

18.	GENERAL

18.1 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the [* * *], without giving effect to its conflict of laws provisions.

18.2 Escalation of Disputes. In the event of any dispute relating to this Agreement or the Quality Agreement, either Party may refer such dispute to the Supply and Quality Committee for resolution. If the Supply and Quality Committee is unable to resolve such dispute within [* * *] of such referral, either Party may escalate such dispute to each Party’s senior management for resolution. If each Party’s senior management is unable to resolve such dispute within [* * *] of such escalation, either Party may commence arbitration pursuant to Section 18.3.

18.3 Arbitration. Any dispute relating to this Agreement or the Quality Agreement that cannot be resolved pursuant to Section 18.2 may be referred by either Party to confidential arbitration in accordance with the ICC Rules of Arbitration. The arbitration hearing shall be held as soon as practicable following submission to arbitration. The arbitration hearing shall be held in Wilmington, Delaware. The Parties shall request that the arbitration panel render a formal, binding non-appealable resolution and award on each issue as expeditiously as possible. In any arbitration, the prevailing Party shall be entitled to reimbursement of its reasonable attorneys’ fees and the Parties shall use all reasonable efforts to keep arbitration costs to a minimum. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets.

18.4 Assignment. This Agreement shall be binding upon and inure to the benefit of each Party and their respective heirs, successors and permitted assigns. This Agreement shall not be assignable or transferable by either Party hereto without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), except that Paratek may, with written notice to

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Almac, assign this Agreement without Almac’s consent to an Affiliate, a Paratek Licensee or a successor in connection with the merger, consolidation, reorganization or sale of all, or substantially all, of the Products, assets or business to which this Agreement relates. Any permitted assignee of this Agreement shall agree in writing to comply with all obligations of the assigning Party under this Agreement. Almac shall not subcontract any of its work hereunder without Paratek’s prior written consent and any such consent given by Paratek shall not release Almac from its obligations hereunder. For clarity, any Change of Control of Almac shall be deemed an assignment of this Agreement and subject to the provisions of this Section 18.4, regardless of the structure of such Change of Control.

18.5 Change of Control. During the Term, Almac will notify Paratek in writing if at any time Almac reasonably anticipates that a Change of Control will occur in the next thirty (30) days. [* * *]

18.6 Performance. Each Party agrees to perform its obligations under this Agreement, including under any Scope of Work, in a timely manner. Almac shall allocate adequate resources to execute its obligations under this Agreement, including under each Scope of Work. Almac represents and warrants that all Services shall be performed by qualified personnel in accordance with the highest industry standards.

18.7 Further Assurances. Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

18.8 Entire Agreement. This Agreement and all Exhibits attached hereto (as the same may be amended from time to time by the written agreement of the Parties) and the Quality Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other documents, agreements, verbal consents, arrangements and understandings between the Parties with respect to the subject matter hereof, including that certain Mutual Confidentiality Agreement between Paratek and Almac Group Limited and its Affiliates, dated as of February 25, 2016. This Agreement shall not be amended orally, but only by an agreement in writing, signed by both Parties that states that it is an amendment to this Agreement.

18.9 Severability. If and to the extent that any provision (or any part thereof) of this Agreement is held to be invalid, illegal or unenforceable, in any respect in any jurisdiction, the provision (or the relevant part thereof) shall be considered severed from this Agreement and shall not serve to invalidate the remainder of such provision or any other provisions hereof. The Parties shall make a good faith effort to replace any invalid, illegal or unenforceable provision (or any part thereof) with a valid, legal and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

18.10 Independent Contractor. Almac shall act as an independent contractor and neither Party shall have any authority to represent or bind the other Party in any way.

18.11 No Waiver. Any waiver by one Party of any right of such Party or obligation of the other Party must be in writing and shall not operate as a waiver of any subsequent right or obligation.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

18.12 Equitable Relief. Almac acknowledges that any breach or threatened breach by Almac of its obligations under this Agreement (including under any Scope of Work) will cause irreparable harm to Paratek and that money damages would not be adequate to remedy such harm. Therefore, in addition to any other remedies available at law or in equity, Paratek shall be entitled to injunctive relief from a court of competent jurisdiction to prevent any such breach, without proof of damages or posting of a bond.

18.13 Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement and shall become effective when one (1) or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. This Agreement, following its execution, may be delivered via PDF copies or other form of electronic delivery, which shall constitute delivery of an execution original for all purposes.

[Signature page follows.]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

PARATEK PHARMACEUTICALS, INC.

By:	/s/ William M. Haskel
	Name:	William M. Haskel
	Title:	Sr. Vice President

ALMAC PHARMA SERVICES LIMITED

By:	/s/ Colin Hayburn
	Name:	Colin Hayburn
	Title:	Director

[Signature page to Manufacturing and Services Agreement]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

Supply Price

[* * *]

A-1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B

Paratek Materials

[* * *]

B-1